Exhibit 1.01

Starbucks Corporation

Conflict Minerals Report

(For the Calendar Year Ended December 31, 2024)

This is Starbucks Corporation’s (“Starbucks”) 2024 Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 and Form SD (the “Conflict Minerals Rule”) under the Securities Exchange Act of 1934 for the reporting period of January 1, 2024, to December 31, 2024 (the “Reporting Period”).

I. Introduction

Starbucks sells a variety of merchandise, in addition to coffee and other beverages and food products, to customers through our company-operated stores and to licensees and foodservice operators for re-sale to their customers. We also sell certain equipment (such as coffee brewers and espresso machines) and furniture to some of these licensees and foodservice operators for their use but not for re-sale to customers. All of these products are manufactured directly or indirectly by our suppliers. As a result of our position in the supply chain, we have no direct or contractual relationships with mines, smelters, refiners or other lower-tier suppliers of Conflict Minerals (defined below) sourced by our suppliers.

II. Reasonable Country of Origin Inquiry

Starbucks conducted a reasonable country of origin inquiry (“RCOI”) under the Conflict Minerals Rule to determine whether any tantalum, tin, tungsten, or gold (“Conflict Minerals” or “3TG”) necessary to the functionality or production of products which we manufactured or contracted to manufacture originated in the Democratic Republic of the Congo or adjoining countries (collectively, “Covered Countries” or “DRC”), or are from recycled or scrap sources. Starbucks assembled teams of Starbucks employees from our Legal, Supply Chain and Global Responsibility functions to support this inquiry. The Supply Chain team conducted an investigation to compile a list of suppliers of potentially relevant products manufactured during the Reporting Period containing Conflict Minerals. The team queried employees involved in procuring and selling such products manufactured during the Reporting Period, including with respect to whether the Conflict Minerals were necessary for the functionality or production of the product and identifying the supplier of the product. If there was uncertainty as to whether Conflict Minerals were necessary to the functionality or the production of the product, the supplier remained on the list. A total of 15 suppliers (“Identified Suppliers”) were identified.

Starbucks also engaged a third-party service provider (“Service Provider”) to assist Starbucks with our RCOI and engage with Identified Suppliers. Starbucks worked with our Service Provider to collect information about the presence and sourcing of Conflict Minerals used in the products and components supplied to Starbucks. Our Service Provider utilizes an online system to collect, store and review information provided by suppliers, to identify downstream suppliers and sourcing practices, track information on smelters and refiners, and to identify risks in sourcing practices. The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”).

An introductory e-mail from Starbucks was sent to the Identified Suppliers describing the Conflict Minerals Rule and identifying our Service Provider as the third-party service provider assisting Starbucks with supplier engagement and the Conflict Minerals Rule’s compliance process. The introductory e-mail also conveyed that Starbucks expected the Identified Suppliers to cooperate with the compliance process. Following the introductory e-mail, our Service Provider sent a subsequent e-mail to the Identified Suppliers containing a registration and survey request link for the online data collection platform.

Identified Suppliers were also given access to our Service Provider's supplier resource center. The Service Provider's supplier resource center contains materials on the Conflict Minerals compliance requirements and process, applicable regulations, and answers to frequently asked questions concerning Conflict Minerals tracing, and also provides opportunities to participate in webinars providing information on the Conflict Minerals Rule.

Following the initial introductions to the program and information request, reminder e-mails were sent to each non-responsive Identified Supplier requesting survey completion. Identified Suppliers who remained non-responsive to these e-mail reminders were contacted by our Service Provider by telephone and offered assistance. If, after these efforts, an Identified Supplier still did not register or provide the information requested, Starbucks contacted the unresponsive Identified Supplier by e-mail and telephone to request their participation in the program. Our Service Provider then followed up with an e-mail to the Identified Supplier.

Identified Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin. Where an Identified Supplier was unable to provide a CMRT, our Service Provider requested information on the Identified Supplier’s suppliers of products or components which may require 3TG for their production or functionality. These suppliers, and subsequent tiers of suppliers as needed, were then engaged by our Service Provider following the contact procedures explained above.

The responses from Identified Suppliers were evaluated for plausibility, consistency and gaps, and additional contact was made with Identified Suppliers as needed to seek to resolve any inconsistencies and gaps.

Our Service Provider maintains an SOR database to document which companies are known metal processors (i.e., verified) and which companies are exclusive recyclers, as well as mine country-of-origin information and DRC conflict-free certification status. Our Service Provider collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified SORs are flagged, and suppliers are asked for further clarification.

III. Results of RCOI

Of the 15 Identified Suppliers engaged in the RCOI, 93% responded. Of these responding suppliers, 86% indicated that the products they supplied to Starbucks contained Conflict Minerals necessary to the functionality or production of such products. These products include certain equipment sold to licensees. Based on the RCOI process described above, 371 SORs were identified as sources of Conflict Minerals that may be contained in products we manufactured or contracted to manufacture during the Reporting Period. These SORs are listed in Annex I below. Based on the RCOI, Starbucks believes that the countries of origin of the Conflict Minerals may include the countries listed in Annex II below, as well as recycled or scrap sources.

Of the 371 SORs that were identified as sources of Conflict Minerals through the RCOI, there was an indication that 49 may have been sourcing from the DRC.

Starbucks determined that it was required to exercise due diligence on the Conflict Minerals’ source and chain of custody.

IV. Due Diligence

Due Diligence Design: Starbucks designed its due diligence measures based upon the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the supplements thereto.

Due Diligence Measures Performed

As part of our due diligence process, Starbucks also engaged with our Service Provider.

For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation was conducted by our Service Provider to determine the source and chain-of-custody of the Conflict Minerals. Our Service Provider relied on the following internationally accepted audit standards to determine which SORs were considered not to be sourcing Conflict Minerals that directly or indirectly finance or benefit armed groups in the DRC: the Responsible Minerals Initiative’s Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification (such SORs are referred to as “Certified SORs”).

If the SOR was not certified by the above internationally recognized standards, our Service Provider attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs engaged in to track the chain-of-custody or the source of mineral ores.

In addition to the due diligence measures described above, we have a Conflict Minerals Policy Statement, which is publicly available at https://content-prod-live.cert.starbucks.com/binary/v2/asset/144-71879.pdf, and the due diligence findings were reported to senior management.

V. Due Diligence Findings

As of April 15, 2025, 45 of the 49 SORs for which there was an indication that they may have been sourcing from the DRC were Certified SORs. Starbucks is not voluntarily electing to describe any of its products as “DRC conflict free.”

VI. Future Measures

Starbucks intends to continue its due diligence measures by taking the following steps:

●	Working with its suppliers to help them understand and comply with the Starbucks Conflict Minerals Policy Statement; and

●	Continuing to work with its suppliers to obtain accurate information regarding their Conflict Minerals SORs and updating appropriate contractual obligations.

This CMR contains forward-looking statements. All statements contained in this CMR other than statements of historical fact, including but not limited to statements relating to planned due diligence measures, are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors section of our annual report on Form 10-K and quarterly reports on Form 10-Q. We assume no obligation to update any of these forward-looking statements after the date of this CMR, except as may be required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Web links in this CMR are provided for convenience only, and the content on the referenced websites does not constitute a part of this CMR.

ANNEX I

Metal	Official Smelter Name
Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.
Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	ASAHI METALFINE, Inc.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Attero Recycling Pvt Ltd
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Ronnskar
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial LTDA
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	Dongwu Gold Group
Gold	Dowa
Gold	DSC (Do Sung Corporation)

Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Elite Industech Co., Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GG Refinery Ltd.
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Impala Platinum - Base Metal Refinery (BMR)
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Impala Platinum - Rustenburg Smelter
Gold	Inca One (Chala One Plant)
Gold	Inca One (Koricancha Plant)
Gold	Industrial Refining Company
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi

Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Advanced Metals Corporation
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS MnM Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant

Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	NOBLE METAL SERVICES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	SAM Precious Metals FZ-LLC
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.

Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Gold Smelting Co. Ltd.
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.

Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	PowerX Ltd.
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha Assembly Solutions Inc
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	CV Venus Inti Perkasa
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	DS Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Mineracao Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.

Tin	Operaciones Metalurgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT Masbro Alam Stania
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	Rui Da Hung
Tin	Super Ligas

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Woodcross Smelting Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders LLC
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	LLC Vostok
Tungsten	MALAMET SMELTING SDN. BHD.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.

ANNEX II

Country of Origin
Angola	Guinea	Papua New Guinea
Argentina	Guyana	Peru
Armenia	Hong Kong	Philippines
Australia	Hungary	Poland
Austria	India	Portugal
Belarus	Indonesia	Russian Federation
Belgium	Ireland	Rwanda
Bermuda	Israel	Saudi Arabia
Bolivia (Plurinational State of)	Italy	Sierra Leone
Brazil	Japan	Singapore
Burundi	Jersey	Slovakia
Cambodia	Kazakhstan	South Africa
Canada	Kenya	South Sudan
Central African Republic	Korea, Republic of	Spain
Chile	Kyrgyzstan	Suriname
China	Lao People’s Democratic Republic	Sweden
Colombia	Luxembourg	Switzerland
Congo	Madagascar	Taiwan, Province of China
Congo, Democratic Republic of the	Malaysia	Tajikistan
Cote d'Ivoire	Mali	Tanzania, United Republic of
Czechia	Mexico	Thailand
Djibouti	Mongolia	Turkey
Ecuador	Morocco	Uganda
Egypt	Mozambique	United Arab Emirates
Estonia	Myanmar	United Kingdom of Great Britain and Northern Ireland
Ethiopia	Namibia	United States of America
Finland	Netherlands	Uzbekistan
France	New Zealand	Vietnam
Germany	Niger	Zambia
Ghana	Nigeria	Zimbabwe